Exhibit 99.1

For Information
Brent A. Collins
303-861-8140
FOR IMMEDIATE RELEASE

ST. MARY SCHEDULES THIRD QUARTER 2008 EARNINGS
CONFERENCE CALL

DENVER – October 14, 2008 – St. Mary Land & Exploration Company (NYSE: SM) is scheduled to release third quarter 2008 earnings after the close of trading on the NYSE on November 3, 2008.  The teleconference call to discuss third quarter results is scheduled for November 4, 2008, at 8:00 am (Mountain Time).  The call participation number is 888-424-5231.  A digital recording of the conference call will be available two hours after the completion of the call, 24 hours per day through November 18, 2008, at 800-642-1687, conference number 64688856.  International participants can dial 706-634-6088 to take part in the conference call and can access a replay of the call at 706-645-9291, conference number 64688856.  In addition, the call will be broadcast live at St. Mary’s website at www.stmaryland.com and the press release will be available before the call at www.stmaryland.com under “News – Press Releases.”  An audio recording of the conference call will be available at that site through November 18, 2008.